Exhibit 5.1


                                 Foley & Lardner
                       100 North Tampa Street, Suite 2700
                              Tampa, FL  33602-5804


                                January 22, 1997



   Board of Directors
   Sykes Enterprises, Incorporated
   100 North Tampa Street
   Suite 3900
   Tampa, Florida 33602

   Members of the Board of Directors:

             This firm has acted as counsel to Sykes Enterprises, Incorporated, a Florida corporation (the "Company"), in connection with its registration statement filed with the Securities and Exchange Commission on Form S-1 (the "Registration Statement") relating to the offering by the Company of up to 557,575 shares of common stock, par value $.01 per share (the "Shares"). This letter is furnished to you pursuant to the requirements set forth in Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with such registration.

             For purposes of this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, resolutions adopted by the Company's Board of Directors on December 19, 1996, and such other documents and corporate records relating to the Company and the proposed issuance of the Shares as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Florida Business Corporation Act, Chapter 607 of the Florida Statutes (the "FBCA") as in effect on the date hereof, and we express no opinion as to any other laws, statutes, regulations or ordinances.

             In our examination of the foregoing documents and certificates, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies, and the authenticity of all such copies. Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued in the manner and on the terms described in the Registration Statement, will be legally issued fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1993, as amended.

                                      Very truly yours,

                                      /s/ Foley & Lardner

                                      FOLEY & LARDNER